Calculation of Filing Fee Tables
S-4
ASSOCIATED BANC-CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	23,148,525		$ 565,117,756.80	0.0001381	$ 78,042.76
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 565,117,756.80		$ 78,042.76
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 78,042.76
Offering Note
[1]	Rule 457(f) Fee Calculation Details

The amount in the "Amount Registered" column represents the estimated maximum number of shares of the common stock, par value $0.01 per share, of Associated Banc-Corp ("Associated," and such shares, the "Associated common stock"), that may be issued pursuant to the Agreement and Plan of Merger, dated as of November 30, 2025, by and between Associated and American National Corporation ("American National"), pursuant to the merger described in the information statement/prospectus contained in the registration statement to which this Exhibit 107 is attached. The amount in the "Amount Registered" column is equal to (i) the sum of (A) the 418,728 shares of voting common stock, par value $1.00, of American National ("American National voting common stock") outstanding as of December 22, 2025, (B) the 207,777 shares of non-voting common stock, par value $0.01 per share, of American National (together with the American National voting common stock, the "American National common stock") outstanding as of December 22, 2025, and (C) the maximum 12,075 shares to be issued prior to closing in connection with the cashing out of American National stock bonus awards, multiplied by (ii) the exchange ratio of 36.250 shares of Associated common stock for each share of American National common stock. The amount in the "Maximum Aggregate Offering Price" column is estimated solely for the purpose of determining the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rule 457(f)(2) thereunder. American National is a private company and no market exists for American National common stock. The proposed maximum aggregate offering price is equal to the product of $884.96, the book value per share of American National common stock as of November 30, 2025, the latest practicable date prior to the filing of the registration statement to which this Exhibit 107 is attached, multiplied by 638,580, the estimated maximum number of shares of American National common stock that may be exchanged for Associated common stock. Pursuant to Rule 457(o) of the Securities Act, the registration fee, reflected in the "Amount of Registration Fee" column, has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $138.10 per $1,000,000 of the proposed maximum aggregate offering price.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
638,580	$ 884.96	$ 565,117,756.80			$ 565,117,756.80

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A